EXHIBIT 10.10

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 18, 2007 by and between Nuevo Financial Center, Inc., a Delaware corporation (the "Company"), and the purchaser listed on Exhibit A hereto (the "Purchaser"), for the purchase and sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1  Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,500,000 shares of Common Stock (the “Shares”) at a price per share of $0.10 (the “Per Share Purchase Price”) for an aggregate purchase price of $250,000 (the “Purchase Price”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2  Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares. The closing under this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036 (the "Closing") at such time and place or on such date as the Buyer and the Seller may agree upon. Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser a certificate for the number of Shares set forth opposite the name of the Purchaser on Exhibit A hereto and the Purchaser shall deliver its portion of the Purchase Price by wire transfer to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)  Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its subsidiaries, in the aggregate, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

(b)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and any other agreement delivered pursuant hereto (collectively, the "Transaction Documents"), and to issue and sell the Shares in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)  Issuance of Shares. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's certificate of incorporation or bylaws, each as amended to date, or any subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)  Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(f)  Securities Act of 1933. Subject to the accuracy and completeness of the representations and warranties of the Purchaser contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

Section 2.2  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)  Organization and Standing of the Purchaser. If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)  Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchaser, the other Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)  Acquisition for Investment. Such Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Shares nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

(d)  General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(e)  No General Solicitation. Such Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature.

(f)  Accredited Investor. Such Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

ARTICLE III

COVENANTS

The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its respective permitted assignees.

Section 3.1  Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser, or its respective subsequent holders.

Section 3.2  Registration and Listing. The Company shall cause its Common Stock to continue to be registered under the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

Section 3.3  Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.4  Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing date. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing date, but in no event more than two (2) Trading Days following the Closing date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchaser. "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading or quotation.

Section 3.5  Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.6  No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Shares being offered or sold hereunder) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act.

Section 3.7  Pledge of Shares. The Company agrees that the Shares may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that the Purchaser and its pledgee shall be required to comply with the provisions of this Agreement in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by the Purchaser.

ARTICLE IV

CERTIFICATE LEGEND

Section 4.1  Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NUEVO FINANCIAL CENTER, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Shares without the legend set forth above if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 4.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 4.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares to the Purchaser by crediting the account of the Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE V

INDEMNIFICATION

Section 5.1  Company Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser and its directors, officers, affiliates, agents, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, unless any such losses are as a result of the Purchaser’s gross negligence, bad faith or wilful misconduct.

ARTICLE VI

MISCELLANEOUS

Section 6.1  Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual, reasonable attorneys' fees and expenses (including disbursements and out-of-pocket expenses) for counsel to the Purchaser incurred by the Purchaser in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, and (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

Section 6.2  Specific Performance; Consent to Jurisdiction; Venue.

(a)  The Company and the Purchaser acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)  The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.3  Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby.

Section 6.4  Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Subject to Section 4.1 hereof, the Purchaser may assign the Shares and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 6.6  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.7  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.8  Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.9  Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

NUEVO FINANCIAL CENTER, INC.

By:_____________________________________
Name:
Title:

VISION OPPORTUNITY MASTER FUND, LTD.
By:_____________________________________
Name:
Title:

EXHIBIT A
LIST OF PURCHASERS

Name and Address of Purchaser	Number of Shares Purchased	Dollar Amount of Investment

Vision Opportunity Master Fund, Ltd 20 W. 55th Street, 5th floor New York, NY 10019 Fax: 212-867-1416 Attn: Adam Benowitz and Antti Uusiheimala E-mail: adam@visicap.com antti@visicap.com	2,500,000	$250,000

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VISION OPPORTUNITY MASTER FUND, LTD.
20 W 55th St., 5th Floor
New York, NY 10019

October 18, 2007

Nuevo Financial Center, Inc.
2212 Bergenline Avenue
Union City, New Jersey 07087

Re: Securities Purchase Agreements - May 2006 and October 2006

Gentlemen:

Reference is made to that certain (A) Securities Purchase Agreement, dated on or about May 2, 2006 (the “May Agreement”) between Nuevo Financial Center, Inc. (the “Company”) and Vision Opportunity Master Fund, Ltd (the “Purchaser”), whereby the Purchaser purchased from the Company in the aggregate, $500,000 of Units, each of which consists of (i) secured convertible promissory notes (the “Notes”), (ii) Class A warrants (the “A Warrants”) to purchase 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) at $0.50 per share, (iii) Class B warrants (the “B Warrants”) to purchase 500,000 shares of Common Stock at $1.00 per share and (iv) a warrant to purchase shares of Common Stock and Warrants (the “Unit Purchase Warrants”); (B) registration rights agreement dated May 2, 2006 providing for the registration of the shares of Common Stock issuable upon conversion of the securities referred to above (the “Registration Rights Agreement”); and (C) Securities Purchase Agreement, dated on or about October 18, 2006 (the “October Agreement” and together with the May Agreement, the “Agreements”) between the Company and the Purchaser, whereby the Purchaser purchased from the Company in the aggregate, an additional $500,000 of Units, consisting of the same principal amount of Notes and same number of A Warrants, B Warrants and Unit Purchase Warrants issued pursuant to the May Agreement (the “Additional Securities”). For purposes hereof, the defined terms “Notes,” “A Warrants,” “B Warrants” and “Unit Purchase Warrants” shall be deemed to include the Additional Securities. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the applicable Agreements.

Reference is also made to that certain Common Stock Purchase Agreement dated as of the date hereof by and between the Company and the Purchaser, whereby the Purchaser is purchasing 2,500,000 shares (the “Shares”) of Common Stock at a purchase price per share of $.10 for an aggregate purchase price of $250,000 (the “New Financing”).

Pursuant to the terms of the Agreements and the securities issued pursuant thereto and as a result of the issuance of the Shares in the New Financing, the Company hereby acknowledges and agrees that the conversion price of the outstanding Notes held by the Purchaser, and the exercise price of the outstanding A Warrants, B Warrants and Unit Purchase Warrants held by the Purchaser (and the securities issuable upon exercise thereof), are hereby adjusted to a conversion price or exercise price equal to $.10 per share. The Company represents that there are no other outstanding securities of the Company that are subject to similar anti-dilution rights that will be triggered by the issuance of the Shares in the New Financing. The Purchaser hereby waives any rights it may have to receive additional shares of Common Stock pursuant to the terms of the Agreements and the securities issued pursuant thereto as a result of the issuance of the Shares in the New Financing.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or e-mail signature were the original thereof.

Kindly acknowledge your agreement to the foregoing by signing in the place indicated below.

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Very truly yours, VISION OPPORTUNITY MASTER FUND, LTD. By: _____________________________ Name: Title:

Acknowledged and agreed:

NUEVO FINANCIAL CENTER, INC.

By: _____________________________
  Name:
  Title:

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